EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Smith-Midland Corporation

Midland, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-214788) of Smith-Midland Corporation of our report dated March 31, 2022, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP

Richmond, Virginia

April 17, 2023